NEUBERGER BERMAN EQUITY FUNDS

                      NEUBERGER BERMAN ALL CAP GROWTH FUND
                         NEUBERGER BERMAN CENTURY FUND
                         NEUBERGER BERMAN FASCIANO FUND
                          NEUBERGER BERMAN FOCUS FUND
                         NEUBERGER BERMAN GENESIS FUND
                         NEUBERGER BERMAN GUARDIAN FUND
                      NEUBERGER BERMAN INTERNATIONAL FUND
               NEUBERGER BERMAN INTERNATIONAL INSTITUTIONAL FUND
                 NEUBERGER BERMAN INTERNATIONAL LARGE CAP FUND
                        NEUBERGER BERMAN MANHATTAN FUND
                        NEUBERGER BERMAN MILLENNIUM FUND
                         NEUBERGER BERMAN PARTNERS FUND
                       NEUBERGER BERMAN REAL ESTATE FUND
                         NEUBERGER BERMAN REGENCY FUND
                   NEUBERGER BERMAN SOCIALLY RESPONSIVE FUND
                                605 Third Avenue
                         New York, New York 10158-0180

December 20, 2006

Neuberger Berman Management Inc.
605 Third Avenue, 2nd Floor
New York, New York  10158-0180

Dear Ladies and Gentlemen:

     Neuberger Berman All Cap Growth Fund, Neuberger Berman Century Fund, Neuberger Berman Fasciano Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Guardian Fund, Neuberger Berman International Fund, Neuberger Berman International Institutional Fund, Neuberger Berman International Large Cap Fund, Neuberger Berman Manhattan Fund, Neuberger Berman Millennium Fund, Neuberger Berman Partners Fund, Neuberger Berman Real Estate Fund, Neuberger Berman Regency Fund, And Neuberger Berman Socially Responsive Fund (each a "Fund") are series of Neuberger Berman Equity Funds, a Delaware statutory trust ("Trust").

     You hereby agree during the respective period noted on Schedule A ("Limitation Period"), to forgo current payment of fees and/or reimburse annual operating expenses of each Fund's respective Class noted on Schedule A (excluding interest, taxes, brokerage commissions, and extraordinary expenses of each Fund) ("Operating Expenses"), so that the Operating Expenses of each Fund's respective Class are limited to the rate per annum, as noted on Schedule A, of that Class' average daily net assets ("Expense Limitation").

     Each Fund agrees to repay you out of assets attributable to its respective Class noted on Schedule A for any fees forgone by you under the Expense Limitation or any Operating Expenses you reimburse in excess of the Expense Limitation, provided the repayments do not cause that Class' total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary expenses) to exceed the respective annual rate of average daily net assets as noted on Schedule A and the repayments are made within three years after the year in which you incurred the expense.

     You understand that you shall look only to the assets attributable to the respective Class of the applicable Fund for performance of this Agreement and for payment of any claim you may have hereunder, and neither any other series of the Trust or class of the applicable Fund, nor any of the Trust's trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

     This Agreement is made and to be performed principally in the State of New York, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York. Any amendment to this Agreement shall be in writing signed by the parties hereto.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                                    Very truly yours,

                                    NEUBERGER BERMAN EQUITY FUNDS,
                                    on behalf of
                                    NEUBERGER BERMAN ALL CAP GROWTH FUND,
                                    NEUBERGER BERMAN CENTURY FUND, NEUBERGER
                                    BERMAN FASCIANO FUND, NEUBERGER BERMAN
                                    FOCUS FUND, NEUBERGER BERMAN GENESIS FUND,
                                    NEUBERGER BERMAN GUARDIAN FUND, NEUBERGER
                                    BERMAN INTERNATIONAL FUND, NEUBERGER BERMAN
                                    INTERNATIONAL INSTITUTIONAL FUND, NEUBERGER
                                    BERMAN INTERNATIONAL LARGE CAP FUND,
                                    NEUBERGER BERMAN MANHATTAN FUND, NEUBERGER
                                    BERMAN MILLENNIUM FUND, NEUBERGER BERMAN
                                    PARTNERS FUND, NEUBERGER BERMAN REAL ESTATE
                                    FUND, NEUBERGER BERMAN REGENCY FUND, AND
                                    NEUBERGER BERMAN SOCIALLY RESPONSIVE FUND

                                    By:     /s/ Robert Conti

                                    Title:  Vice President

The foregoing Agreement is hereby accepted as of December 20, 2006

NEUBERGER BERMAN MANAGEMENT INC.

By:      /s/ Robert Conti

Title:   Senior Vice President

                                   SCHEDULE A

FUND                                       CLASS                LIMITATION PERIOD            EXPENSE LIMITATION
----                                       -----                -----------------            ------------------
All Cap Growth Fund                        Trust                08/31/2010                   1.10%
                                           Institutional        08/31/2010                   0.90%

Century Fund                               Investor             08/31/2017                   1.50%

Fasciano Fund                              Advisor              08/31/2017                   1.90%
                                           Institutional        08/31/2010                   0.95%

Focus Fund                                 Trust                08/31/2010                   1.50%
                                           Advisor              08/31/2017                   1.50%
                                           Institutional        08/31/2010                   0.65%

Genesis Fund                               Trust                08/31/2010                   1.50%
                                           Advisor              08/31/2017                   1.50%
                                           Institutional        08/31/2017                   0.85%

Guardian Fund                              Trust                08/31/2010                   1.50%
                                           Advisor              08/31/2017                   1.50%
                                           Institutional        08/31/2010                   0.65%

International Fund                         Investor             08/31/2010                   1.40%
                                           Trust                08/31/2007                   1.50%
                                                                08/31/2017                   2.00%

International Institutional Fund           N/A                  08/31/2017                   0.85%

International Large Cap Fund               Trust                08/31/2010                   1.25%
                                           Institutional        08/31/2010                   0.90%

Manhattan Fund                             Trust                08/31/2010                   1.50%
                                           Advisor              08/31/2017                   1.50%
                                           Institutional        08/31/2010                   0.75%

Millennium Fund                            Investor             08/31/2017                   1.30%
                                           Trust                08/31/2017                   1.40%
                                           Advisor              08/31/2017                   1.60%
                                           Institutional        08/31/2010                   0.85%

Partners Fund                              Trust                08/31/2010                   1.50%
                                           Advisor              08/31/2017                   1.50%
                                           Institutional        08/31/2010                   0.70%

Real Estate Fund                           Trust                08/31/2017                   1.50%
                                           Institutional        08/31/2017                   0.95%

Regency Fund                               Investor             08/31/2017                   1.50%
                                           Trust                08/31/2017                   1.25%
                                           Institutional        08/31/2010                   0.75%

Socially Responsive Fund                   Trust                08/31/2010                   1.50%
                                           Institutional        08/31/2010                   0.65%